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                                                                 EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 31, 1999, in Post-Effective Amendment No.1 to the Registration Statement (Form S-4 No. 333-76971) for 11 1/4% Series B Senior Subordinated Notes due 2007 and related Prospectus of MMI Products, Inc. dated May 5, 1999.


                                        /s/ ERNST & YOUNG LLP


Houston, Texas
May 5, 1999